UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 26, 2016

Exact Name of Registrant as Specified in Its Charter:	CALAMP CORP.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	15635 Alton Parkway, Suite 250
Irvine, California 92618

Registrant's Telephone Number, Including
Area Code:	(949) 600-5600

Former Name or Former Address,
if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) was held on July 26, 2016. As of the record date for the Annual Meeting, June 6, 2016, there were 36,749,184 shares of common stock issued, outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, seven directors stood for reelection to a one year term expiring at the fiscal 2017 Annual Meeting. All seven of the director nominees were reelected under the Registrant’s plurality voting method. The results of the election of directors are summarized as follows:

			Broker
	For	Withheld	Non-Votes
A.J. "Bert" Moyer	22,097,713	245,974	10,204,942
Kimberly Alexy	22,155,350	188,337	10,204,942
Michael Burdiek	22,151,784	191,903	10,204,942
Jeffery Gardner	22,155,065	188,622	10,204,942
Amal Johnson	22,147,885	195,802	10,204,942
Jorge Titinger	21,461,436	882,251	10,204,942
Larry Wolfe	22,154,955	188,732	10,204,942

In addition to the election of directors, the results of voting on other matters at the 2016 Annual Meeting are summarized as follows:

				Broker
Proposal 2:	For	Against	Abstain	Non-Votes
Advisory vote on executive
compensation (“say on pay”)	20,951,711	1,252,966	139,010	10,204,942

				Broker
Proposal 3:	For	Against	Abstain	Non-Votes
Ratification of BDO USA, LLP
as the Company’s independent
auditing firm for fiscal 2017	32,166,916	282,973	98,740	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

July 27, 2016	/s/ Richard Vitelle
Date	Richard Vitelle,
Executive Vice President and CFO
(Principal Financial Officer)